Exhibit 99.3

Shad Permian, LLC

Audited Financial Statements

December 31, 2020 and 2019

TRANBARGER FHK, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Shad Permian, LLC

Audited Financial Statements

December 31, 2020 and 2019

Contents

Audited Financial Statements

Independent Auditor’s Report	1

Balance Sheets	3

Statements of Operations	4

Statements of Members’ Equity	5

Statements of Cash Flows	6

Notes to the Financial Statements	7

TRANBARGER FHK, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

9501 Console Drive, Suite 200, San Antonio, TX 78229	(210) 614-2284

Independent Auditor’s Report

To the Members

Shad Permian, LLC

Corpus Christi, Texas

We have audited the accompanying financial statements of Shad Permian, LLC (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatements, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shad Permian, LLC as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Tranbarger FHK, PLLC

San Antonio, Texas

May 24, 2021

SHAD PERMIAN, LLC

BALANCE SHEETS

December 31,	2020	2019
ASSETS
Current assets
Accounts receivable - Sabalo Energy, LLC	$2,545,478	$4,255,664
Inventory	123,795	240,472
	2,669,273	4,496,136
Non-current assets
Oil and gas properties – successful efforts method, net	77,344,651	96,076,738

Total Assets	$80,013,924	$100,572,874

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable - Sabalo Energy, LLC	$2,362,860	$2,906,367
	2,362,860	2,906,367
Non-current liabilities
Asset retirement obligation	142,886	135,548
Total liabilities	2,505,746	3,041,915

Members' equity	77,508,178	97,530,959

Total Liabilities and Members' Equity	$80,013,924	$100,572,874

See notes to the financial statements.

SHAD PERMIAN, LLC

STATEMENTS OF OPERATIONS

Years Ended December 31,	2020	2019
REVENUES
Oil revenue	$24,752,442	$54,250,998
Gas revenue	89,555	392,886
Natural gas liquids revenue	643,540	1,891,013
Total revenues, net	25,485,537	56,534,897

OPERATING EXPENSES
Production taxes	1,231,285	2,728,454
Lease operating expenses	11,260,174	14,833,925
Depreciation, depletion and amortization	19,996,462	28,940,135
Impairment of oil and gas properties	-	25,244,337
Accretion of asset retirement obligation	7,338	6,942
Selling, general and administrative	39	-
Total operating expenses	32,495,298	71,753,793

LOSS BEFORE INCOME TAXES	(7,009,761)	(15,218,896)

STATE INCOME TAX EXPENSE	264,900	-

NET LOSS	$(7,274,661)	$(15,218,896)

See notes to the financial statements.

SHAD PERMIAN, LLC

STATEMENTS OF MEMBERS' EQUITY

Years Ended December 31, 2020 and 2019
Total Members' Equity
Balance at January 1, 2019	$144,971,946

Capital contributions	23,107,811

Member distributions	(55,329,902)

Loss from the year	(15,218,896)

Balance at December 31, 2019	97,530,959

Capital contributions	12,951,418

Member distributions	(25,699,538)

Loss from the year	(7,274,661)

Balance at December 31, 2020	$77,508,178

See notes to the financial statements.

SHAD PERMIAN, LLC

STATEMENTS OF CASH FLOWS

Years Ended December 31,	2020	2019
OPERATING ACTIVITIES
Net loss	$(7,274,661)	$(15,218,896)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment and abandonment of oil and gas properties	-	25,244,337
Depreciation, depletion and amortization	19,996,462	28,940,135
Accretion of asset retirement obligation	7,338	6,942
Changes in:
Receivables	1,710,186	1,523,459
Inventory	116,677	4,780
Accounts payable and accrued expenses	(543,507)	(7,559,166)
Net cash provided by operating activities	14,012,495	32,941,591

INVESTING ACTIVITIES
Capital expenditures on oil and gas properties	(1,264,375)	(719,500)
Net cash used by investing activities	(1,264,375)	(719,500)

FINANCING ACTIVITIES
Contributions by members	12,951,418	23,107,811
Distributions to members	(25,699,538)	(55,329,902)
Net cash used by financing activities	(12,748,120)	(32,222,091)

Net change in cash and cash equivalents	-	-

Cash and cash equivalents at beginning of year	-	-

Cash and cash equivalents at the end of the year	$-	$-

Supplementary Disclosures
Interest paid	-	-
Taxes paid	-	-

See notes to the financial statements.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.        NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Shad Permian, LLC (the “Company”) was formed in 2017 solely to enter into a Farmout and Development Agreement with Sabalo Energy, LLC and affiliates (“Sabalo”) to become a non-operating partner in the drilling of 27 wells operated by Sabalo and 29 wells operated by others owned by Sabalo in Howard County, Texas. Based on the agreement, the Company agreed to fund 75% of the required capital expenditures Sabalo incurred on the participating wells in exchange for 55% of the net revenue for a specific period of time. All wells are developed and producing as of December 31, 2018. Sabalo Energy, LLC or their affiliates maintains a drill company statement for the Company’s share of capital expenditures and net revenue on the participating wells.

Basis of Preparation

These financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as codified by the Financial Accounting Standards Board (“FASB”) in its Accounting Standards Codification (“ASC”). The accounting policies set out below have been applied in preparing the financial statements for the years ended December 31, 2020 and 2019.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

Additionally, significant estimates include volumes of oil and natural gas reserves used in calculating depreciation and depletion of oil and gas properties, future net revenues, abandonment obligations, impairment of unproved evaluated properties, the collectability of outstanding accounts receivable, and contingencies. Oil and natural gas reserve estimates, which are the basis for unit-of-production depreciation and depletion, have numerous inherent uncertainties. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgement. Subsequent drilling results, testing, and production may justify revision of such estimates. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.        NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

In addition, reserve estimates are sensitive to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future. The Company’s reserve estimates were determined by an independent petroleum engineering firm. The significant estimates are based on current assumptions that may be materially affected by changes to future economic conditions, such as the market prices received for sales of oil and natural gas. Changes in these assumptions may materially affect these significant estimates in the near term.

Oil and Gas Properties

The carrying value of the Company’s oil and gas properties represents the cost to acquire or develop the asset, including any asset retirement obligations and capitalized interest, net of accumulated depreciation, depletion and amortization (DD&A) and any impairment charges. For assets acquired, the cost of oil and gas properties are based on fair values at the acquisition date. Asset retirement obligations and interest costs incurred in connection with qualifying capital expenditures are capitalized and amortized over the lives of the related assets.

The Company uses the successful efforts method to account for its oil and gas properties. Under this method, the Company capitalizes costs of acquiring properties, costs of drilling successful exploration wells and development costs. The costs of exploratory wells are initially capitalized pending a determination of whether proved reserves have been found. If proved reserves have been found, the costs of exploratory wells remain capitalized. Otherwise, the Company charges the costs of the related wells to expense. In some cases, a determination of proved reserves cannot be made at the completion of drilling, requiring additional testing and evaluation of the wells. The Company generally expenses the costs of such exploratory wells if a determination of proved reserves has not been made within a 12-month period after drilling is complete.

The Company determines depreciation and depletion of oil and gas properties by the unit-of-production method. It amortizes acquisition costs over total proved reserves, and capitalized development and successful exploration costs over proved developed reserves. Proved oil and gas reserves are those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, for known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The Company does not have any proved oil and gas reserves for which the determination of economic productivity is subject to the completion of major additional capital expenditure as of December 31, 2020.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.        NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company performs impairment tests with respect to its proved properties whenever events or circumstances indicate that the carrying value of property may not be recoverable. If there is an indication the carrying amount of the asset may not be recovered due to declines in current and forward prices, significant changes in reserve estimates, changes in management’s plans, or other significant events, management will evaluate the property for impairment. Under the successful efforts method, if the sum of the undiscounted cash flows is less than the carrying value of the proved property, the carrying value is reduced to estimated fair value and reported as an impairment charge in the period. Individually proved properties are grouped for impairment purposes at the lowest level for which there are identifiable cash flows, which is generally on a field by field basis. The impairment test incorporates a number of assumptions involving expectations of future cash flows which can change significantly over time. These assumptions include estimates of future product prices, contractual prices, estimates of risk-adjusted proved oil and gas reserves and estimates of future operating and development costs. The Company recorded impairments of $0 and $25,244,337 during the years ended December 31, 2020 and 2019, respectively.

The Company has no oil and gas properties attributable to unproved properties.

Accounts Receivable

Accounts receivable are stated net of a provision for amounts estimated to be uncollectible. Accounts receivable primarily consist of the Company’s share of accrued revenues from oil and gas sales and amounts due from other working interest owners. The Company routinely assesses the recoverability of all material receivables to determine their collectability. The Company creates a provision against a receivable when, based on the judgment of management, it is likely that a receivable will not be collected and the amount of such provision may be reasonably estimated. No allowance for doubtful accounts was considered necessary as of December 31, 2020 and 2019.

Accounts Payable and Accruals

Liabilities are recognized for amounts to be paid in the future for goods and services received, whether billed by the supplier or not.

Asset Retirement Obligations

The initial estimated asset retirement obligation related to property, plant and equipment is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property, plant and equipment. If the fair value of the recorded asset retirement obligation changes, a revision is recorded to both the asset retirement obligation and the asset retirement cost. Revisions in estimated liabilities can result from changes in estimated inflation rates, changes in service and equipment costs and changes in the estimated timing of an asset’s retirement. Asset retirement costs are depreciated using a systematic and rational method similar to that used for the associated property and equipment. Accretion of the liability is recognized over the estimated productive life of the related assets.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.        NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Under Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers,” (“ASC 606”), oil, natural gas and natural gas liquid (“NGL”) sales revenues are recognized when control of the product is transferred to the customer, the performance obligations under the terms of the contracts with customers are satisfied and collectability is reasonably assured. All of the Company’s oil, natural gas and NGL sales are made under contracts with customers. The performance obligations for the Company’s contracts with customers are satisfied at a point in time through the delivery of oil and natural gas to its customers.

The Company typically receives payment for oil, natural gas and NGL sales within 30 days of the month of delivery. The Company’s contracts for oil, natural gas and NGL sales are standard industry contracts that include variable consideration based on the monthly index price and adjustments that may include counterparty-specific provisions related to volumes, price differentials, discounts and other adjustments and deductions.

The Company’s product types are as follows:

Oil Revenue – Under the Company’s oil sales contracts operated by Sabalo, the Company generally sells oil to the purchaser at or near the wellhead, and collects a contractually agreed upon index price, net of pricing and gathering and transportation differentials. The Company transfers control of the product to the purchaser at or near the wellhead and recognizes revenue based on the net price received.

Natural Gas and NGL Revenue – Under the Company’s natural gas sales contracts operated by Sabalo, the Company delivers and transfers control of natural gas to the purchaser at delivery points at or near the wellhead. The purchaser gathers and processes the natural gas and sells the resulting residue gas and NGLs. The Company receives its contractual portion of the proceeds for the sale of the residue gas and NGLs at an agreed upon index price, net of pricing differentials and applicable selling expenses including gathering, processing and fractionation costs. The Company recognizes revenue at the net price when control transfers to the purchaser.

The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the variable consideration is allocated entirely to a wholly unsatisfied performance obligation, as allowed under ASC 606. Under the Company’s oil, natural gas and NGL sales contracts operated by Sabalo, each unit of product delivered to the customer represents a separate performance obligation; therefore, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.        NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Contract Balances – Under the Company’s product sales contracts operated by Sabalo, it has the right to invoice its customers once the performance obligations have been satisfied, at which point payment is unconditional. Accordingly, the Company’s product sales contracts do not give rise to contract assets or liabilities under ASC 606.

Prior-period Performance Obligations – The Company records revenue in the month production is delivered to the purchaser. However, settlement statements for certain natural gas and natural gas liquids sales may not be received for 30 to 90 days after the date production is delivered, and as a result, the Company is required to estimate the amount of production delivered to the purchaser and the price that will be received for the sale of the product. The Company records the differences between its estimates and the actual amounts received for product sales in the month that payment is received from the purchaser. The Company has existing internal controls for its revenue estimation process and related accruals, and any identified differences between its revenue estimates and actual revenue received historically have not been significant.

Income Taxes

The Company has elected to be taxed as a general partnership for federal tax purposes, even though its legal form is a limited liability company. Under the partnership provisions of the Internal Revenue Code, the Company’s income, deductions, losses and credits flow directly to the partners. Therefore, these statements do not include any provisions for corporate income tax. The Company does pay franchise taxes, which are considered income taxes under the authoritative guidance. The Company’s current year and prior three years tax returns remain open for examination by the taxing authorities.

The Company has adopted the provisions of FASB Accounting Standards Codification 740, Income Taxes (“ASC 740”), effective January 1, 2009. ASC 740 provides guidance regarding the recognition, measurement, presentation and disclosure in the financial statements of tax positions taken or expected to be taken on a tax return, including the decision whether to file or not to file in a particular jurisdiction.

Concentration of Credit Risk

The Company’s financial condition, results of operations, and capital resources are highly dependent upon the prevailing market prices of, and demand for, oil and natural gas. These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond its control. These factors include the level of global demand for petroleum products, foreign supply of oil and gas, the establishment of and compliance with production quotas by oil-exporting countries, weather conditions, the price and availability of alternative fuels, and overall economic conditions, both foreign and domestic.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.        NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company cannot predict future oil and gas prices with any degree of certainty. Sustained weakness in oil and gas prices may adversely affect its financial condition and results of operations, and may also reduce the amount of net oil and gas reserves that the Company can produce economically. Similarly, any improvement in oil and gas prices can have a favorable impact on the Company’s financial condition, results of operations and capital resources.

The Company’s customer concentration may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions affecting the oil and gas industry. The Company, through Sabalo, manages credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

In the exploration, development and production business, production is normally sold to relatively few customers. Substantially all of Sabalo’s customers are concentrated in the oil and gas industry and revenue can be materially affected by current economic conditions, the price of certain commodities such as crude oil and natural gas and the availability of alternate purchasers. Sabalo believes that the loss of any of its major purchasers would not have a long-term material adverse effect on the Company’s operations.

2.        OIL AND GAS PROPERTIES

Gross balances of oil and gas properties at December 31 were as follows:

			Total Oil
	Unproved	Proved	and Gas
	Properties	Properties	Properties
Balance at January 1, 2019	$-	$178,456,556	$178,456,556
Development costs	-	719,500	719,500
Balance December 31, 2019	-	179,176,056	179,176,056
Development costs	-	1,264,375	1,264,375
Balance at December 31, 2020	$-	$180,440,431	$180,440,431

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

2.       OIL AND GAS PROPERTIES (continued)

Changes in accumulated depreciation, depletion and amortization for the years ended December 31 were as follows:

			Total Oil
	Unproved	Proved	and Gas
	Properties	Properties	Properties
Balance at January 1, 2019	$-	$28,914,846	$28,914,846
Impairment and abandonment	-	25,244,337	25,244,337
Depreciation, depletion and amortization	-	28,940,135	28,940,135
Balance at December 31, 2019	-	83,099,318	83,099,318
Depreciation, depletion and amortization	-	19,996,462	19,996,462
Balance at December 31, 2020	-	103,095,780	103,095,780
Net assets at December 31, 2020	$-	$77,344,651	$77,344,651

3.        ASSET RETIREMENT OBLIGATIONS

The change in asset retirement obligations for the years ended December 31, were as follows:

	2020	2019
January 1,	$135,548	$128,606
Additions	-	-
Accretion	7,338	6,942

At December 31,	$142,886	$135,548

4.        ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of December 31:

	2020	2019
Revenue receivable from Sabalo	$2,372,667	$4,029,073
Accrued revenue from Sabalo	172,811	226,591

Total accounts receivable from Sabalo	$2,545,478	$4,255,664

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

5.	INVENTORY

Inventories are carried at the lower of cost or market and consisted of following at December 31:

	2020	2019
Crude oil held-for-sale	$123,795	$240,472

6.	MEMBERS’ EQUITY

Shad Permian, LLC is funded by Benefit Street Partners, LLC (“BSP”) in order to provide funding for their cash requirements to Sabalo in accordance with the Farmout and Development Agreement. BSP has contributed approximately $225.2 million in cash for their portion of the capital expenditures and lease operating costs incurred from inception to December 31, 2020. Benefit Street Partners, LLC has been paid by Shad Permian, LLC as of December 31, 2020 approximately $132.2 million in revenue, net of taxes from inception to December 31, 2020.

The total contributions received from BSP in 2020 and 2019 were $12,951,418 and $23,107,811, respectively. The total distributions made to BSP in 2020 and 2019 were $25,699,538 and $55,329,902, respectively.

7.	COMMITMENTS AND CONTINGENCIES

Legal – The Company regularly reviews current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of matters. In the opinion of management, as of December 31, 2020 and 2019, there were no threatened or pending legal matters that would have a material impact on the Company’s financial statements.

Environmental – The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, among other things, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed in the period incurred. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable. Management believes no materially significant liabilities of this nature existed as of December 31, 2020 or 2019.

As of December 31, 2020 and 2019, the Company had no accrued commitments.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

8.	SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Proved Oil and Gas Reserve Quantities

W.D. Von Gonten & Co. (“WDG”), the Company’s independent reserve engineers, estimated 100% of the Company’s proved reserves as of December 31, 2020 and 2019. In accordance with SEC regulations, the reserves as of December 31, 2020 and 2019 were estimated using the Realized Prices, which reflect adjustments to the Benchmark Prices for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point. The Company’s reserves are reported in three streams: oil, NGL and natural gas.

The SEC has defined proved reserves as the estimated quantities of oil, NGL and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The process of estimating oil, NGL and natural gas reserves is complex, requiring significant decisions in the evaluation of available geological, geophysical, engineering and economic data. The data for a given property may also change substantially over time as a result of numerous factors, including additional development activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various properties increase the likelihood of significant changes in these estimates. If such changes are material, they could significantly affect future amortization of capitalized costs and result in impairment of assets that may be material.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

8.	SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

(continued)

The following table disclosed changes in the estimated quantities of proved reserves, all of which are located in the state of Texas for 2020:

			Natural Gas
	Crude Oil	Natural Gas	Liquids	Total
	(MBbls)	(MMcf)	(MBbls)	(MBoe)
	(in thousands)
Proved developed and undeveloped reserves -
Beginning of year - January 1, 2020	3,841	5,041	1,243	5,925
Revisions of previous estimates	(163)	(2,087)	(488)	(999)
Extensions and discoveries	-	-	-	-
Production	(630)	(547)	(99)	(820)

End of year - December 31, 2020	3,048	2,407	656	4,106

Proved developed reserves at beginning of year	3,841	5,041	1,243	5,925
Proved developed reserves at end of year	3,048	2,407	656	4,106

Proved undeveloped reserves at beginning of year	-	-	-	-
Proved undeveloped reserves at end of year	-	-	-	-

The following table disclosed changes in the estimated quantities of proved reserves, all of which are located in the state of Texas for 2019:

			Natural Gas
	Crude Oil	Natural Gas	Liquids	Total
	(MBbls)	(MMcf)	(MBbls)	(MBoe)
	(in thousands)
Proved developed and undeveloped reserves -
Beginning of year - January 1, 2019	5,001	2,998	887	6,388
Revisions of previous estimates	(156)	2,916	506	837
Extensions and discoveries	-	-	-	-
Production	(1,004)	(873)	(150)	(1,300)

End of year - December 31, 2019	3,841	5,041	1,243	5,925

Proved developed reserves at beginning of year	5,001	2,998	887	6,388
Proved developed reserves at end of year	3,841	5,041	1,243	5,925
Proved undeveloped reserves at beginning of year	-	-	-	-
Proved undeveloped reserves at end of year	-	-	-	-

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

8.	SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

(continued)

For the year ended December 31, 2020, the Company’s negative revisions of 999 Mboe of previously estimated quantities consisted in performance revisions of proved developed producing wells and the reduced ultimate recovery due to lower year-end prices resulting in uneconomic reserves in future periods.

For the year ended December 31, 2019, the Company’s positive revisions of 837 Mboe of previously estimated quantities consisted in performance revisions of proved developed producing wells.

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil, NGL and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the value of proved properties and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs as of December 31, 2020 and 2019 are based on the Realized Prices, which reflect adjustments to the Benchmark Prices for quality, certain transportation fees, geographical differentials, marketing or deductions and other factors affecting the price received at the delivery point. All Realized Prices are held flat over the forecast period for all reserve categories in calculating the discounted future net cash flows. In accordance with SEC regulations, the proved reserves were anticipated to be economically producible from the “as of date” forward based on existing economic conditions, including prices and costs at which economic producibility from a reservoir was determined. These costs, held flat over the forecast period, include development costs, operating costs, ad valorem and production taxes and abandonment costs after salvage. Future income tax expenses are computed using the appropriate year-end statutory tax rates applied to the future pretax net cash flows from proved oil, NGL and natural gas reserves, less the tax basis of the Company's oil and natural gas properties. The estimated future net cash flows are then discounted at a rate of 10%.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

8.	SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

(continued)

The following prices were used in the calculation of proved reserves and the standardized measure of discounted future net cash flows for the years ended December 31:

	Benchmark Prices
	2020	2019
Oil ($/Bbl)	$39.57	$55.69
Natural gas liquids ($/Bbl)	$16.63	$21.14
Natural gas ($/MMBtu)	$1.98	$2.57

	Realized Prices
	2020	2019
Oil ($/Bbl)	$38.45	$53.01
Natural gas liquids ($/Bbl)	$16.42	$17.26
Natural gas ($/MMBtu)	$0.89	$1.08

The following table presents the standardized measure of future net cash flows related to estimated proved oil and natural gas reserves together with changes therein:

	2020	2019
	(In thousands)
Future cash inflows	$130,147	$230,536
Future production costs	(67,317)	(110,791)
Future development costs	(4,245)	(4,532)
Future income tax expense - state	(683)	(1,210)
Future net cash flows	57,902	114,003
10% discount for estimated timing of cash flows	(19,931)	(37,633)

Standard measure of discounted future net cash flows	$37,971	$76,370

It is not intended that the FASB’s standardized measure of discounted future net cash flows represent the fair market value of the Company’s proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, prices and costs as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2020 and 2019

8.	SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

(continued)

The following table presents the changes in the standardized measure of discounted future net cash flows related to the proved oil and gas reserves of the Company for the years ended December 31:

	2020	2019

	(In thousands)
Standardized measure of discounted future net cash flows - beginning of year	$76,370	$130,392
Changes in the years resulting from:
Sales, less production costs	(12,994)	(38,972)
Revisions of previous quantity estimates	(13,499)	9,684
Extensions, discoveries and other additions	-	-
Net change in prices and production costs	(17,075)	(47,431)
Net change in estimated future development costs	(221)	(2,675)
Previously estimated development costs incurred during the period	576	-
Net change in taxes	312	205
Accretion of discount	7,709	13,132
Timing difference and other	(3,207)	12,035

Standardized measure of discounted future net cash flows - end of year	$37,971	$76,370

Estimates of economically recoverable oil, NGL and natural gas reserves and of future net cash flows are based upon a number of variable factors and assumptions, all of which are, to some degree, subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil, NGL and natural gas may differ materially from the amounts estimated.

9.	COVID-19 RISKS AND UNCERTAINTIES

On January 31, 2020, the Secretary of Health and Human Services declared a public health emergency in response to the spread of coronavirus disease 2019 (“COVID-19”). The COVID-19 pandemic and subsequent global recession are having significant effects on global markets, supply chains, businesses, and communities. Going forward, there may be additional negative impacts, including but not limited to losses of revenue or additional costs incurred. Management believes the Company is taking appropriate actions to mitigate the negative impacts of the COVID-19 pandemic. However, the full impact of COVID-19 is unknown.

10.	SUBSEQUENT EVENTS

The Company has performed a review of subsequent events through May 24, 2021, which is the date the financial statements were available for issuance, and concludes there were no other events or transactions occurring during this period that required recognition or disclosure in the financial statements except as disclosed in the notes. Any events occurring after this date have not been factored into the financial statements being presented.